Exhibit 5.1

March 30, 2022

Alaunos Therapeutics, Inc.

8030 El Rio Street

Houston, Texas 77054

Ladies & Gentlemen:

We have acted as counsel to Alaunos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”) of 15,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable under the ZIOPHARM Oncology, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed the Registration Statement and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the Registration Statement and the related prospectuses, will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements under the Plan, which will be fully paid and nonassessable when such deferred payments are made in full).

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Covington & Burling LLP

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